UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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XPERI INC.

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On May 17, 2024, Xperi Inc. (“Xperi”) issued a letter to stockholders in connection with its upcoming 2024 annual meeting of stockholders. A copy of the letter to stockholders, is attached hereto as Exhibit 1.

Exhibit 1

Xperi Issues Letter to Shareholders Highlighting Actions Taken to Position the Company to Create Long-Term Value

Urges Shareholders to Vote Today on the BLUE Proxy Card FOR All Five of Xperi’s Directors

SAN JOSE, Calif. (May 17, 2024) — (BUSINESS WIRE) — Xperi Inc. (NYSE: XPER) (the “Company” or “Xperi”), an entertainment technology company that invents, develops and delivers technologies that enable extraordinary experiences, today publicized a letter to shareholders highlighting the actions the Board of Directors (“Board”) and executive team have taken to position the Company for sustainable, profitable growth. In the letter, the Company reaffirmed the mid-range targets announced at Xperi’s September 2022 Investor Day and confirmed the Board’s plan to expand the Board and regularly review the Company’s compensation program to ensure it is consistent with market practice and aligned with investor interests in long-term performance.

The full text of the letter follows:

Dear Fellow Xperi Shareholders,

This year’s Annual Meeting of Stockholders (the “Annual Meeting”) of Xperi Inc. (“Xperi” or the “Company”) is fast approaching. The meeting will be held on Friday, May 24, 2024.

We are writing to encourage you to vote at this year’s Annual Meeting – only our second since becoming an independent public company – for the incumbent directors, who are committed to ensuring strategic focus and operational discipline at Xperi. Since our last shareholder meeting, we have outperformed our peers on a total shareholder return basis and have made great strides as a company toward achieving our revenue growth and margin objectives.1

Nevertheless, one of Xperi’s shareholders is seeking to replace half the independent directors with the former CEO of one of our predecessor companies and his former colleague. We believe electing them in place of our engaged and experienced directors would slow the Company’s momentum and lead to the loss of critical skills on the Board.

We Are Pleased to Have the Support of the Leading Proxy Advisory Firms

The two leading proxy advisory firms, Institutional Shareholder Services (“ISS”) and Glass, Lewis & Co. (“Glass Lewis”), reviewed our performance, plans and director candidates and have recommended that shareholders vote for all our nominees on the Company’s BLUE proxy card.

Glass Lewis said, “we believe full support for the incumbent board is warranted.”

Similarly, ISS concluded “there does not appear to be a need for change at the board level at this time.”

We Are Taking Action to Further Improve Xperi

That is not to say we are satisfied or standing still.

Since the spinoff in October 2022, the Board and executive team have undertaken a careful review of our businesses, our governance and our mid-range targets, and have taken action:

•

After a thorough review of our uses of capital and expected returns, we engaged bankers in 2023 to divest one of our businesses, AutoSense (which was completed in January 2024), and the bankers assisted with our consideration of strategic alternatives for our AI business, Perceive (a process we announced publicly in February 2024). The Board’s review was comprehensive and aimed at focusing Xperi on its core businesses in entertainment-based technology.

•

The Board identified more than twenty director candidates for consideration during 2023 and is committed to its goal of expanding and adding new directors to the Board this year, including individuals who are expected to enhance diversity and bring deep expertise in content monetization, the automotive market and capital allocation.

•

We re-examined our plans and forecasts now that we are approximately eighteen months into the mid-range guidance provided to our investors, especially in light of the divestiture of AutoSense (and the potential divestiture of Perceive) and changes in our business and markets. After our review, we continue to believe the targets provided at our Investor Day in September 2022 are reasonable within the timeframe to which we committed (i.e. three-to-five years from September 2022), including a revenue CAGR from 2022 of 12-15% and adjusted EBITDA margins of 25% to 30%.[2] We are pleased with our progress on margin expansion in 2024 and expect continued expansion through both topline growth and ongoing cost management.

After these reviews and actions, the Board is confident in its belief that the Company is well positioned to create long-term value. ISS agrees, stating: “There are … signs of building momentum from an operational performance standpoint, with multiple indicators that the company is on target for its long-term goals.” Glass Lewis also noted in its report that “… Xperi remains on track to achieve its stated goals…”

We Are Aligned with Shareholders

The management team has every interest in ensuring that Xperi delivers for its shareholders: approximately 89% of our CEO’s target compensation is tied to company performance, with the vast majority of that compensation also dependent (either as a condition of vesting or as a determinant of value) on our stock price.

Neither ISS nor Glass Lewis expressed concerns with the alignment of our executive pay program and shareholder interests or with our performance. Nevertheless, as our business evolves, the Board will continue to review our pay practices to ensure that the interests of the Company’s executive officers remain closely aligned with stock price performance and the interests of our shareholders.

We Ask for Your Support

We encourage you to review the information on our Investor Relations website that describes our plan for continuing Xperi’s progress and enhancing shareholder value. Once you do, we believe you will reach the same conclusion as ISS and Glass Lewis: support for the incumbent directors is the best way to protect and enhance value at Xperi.

We welcome your support, which can be expressed by voting in accordance with the instructions on the Company’s BLUE proxy card – a vote FOR all of the Board’s nominees and a WITHHOLD vote on all other candidates.

We thank you in advance.

The Xperi Inc. Board of Directors

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding: expectations regarding our future results of operations and financial position, margin expansion and overall growth, including, without limitation, anticipated Adjusted EBITDA and revenue growth, objectives for future operations, and ongoing strategies, including, without limitation, relating to our compensation program, continued cost management, the expansion of our board and our pursuit of strategic alternatives for and potential divestiture of Perceive. These forward-looking statements are based on information available to the Company as of the date hereof, as well as the Company’s current expectations, assumptions, estimates and projections that involve risks and uncertainties. In some cases, you can identify forward-looking statements by the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” and similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”) and our other filings with the SEC from time to time. Any forward-looking statements speak only as of the date of this press release and are based on information available to the Company as of the date of this press release, and the Company does not assume any obligation to, and does not intend to, publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Additional Information and Where to Find It

Xperi has filed with the SEC a definitive proxy statement on Schedule 14A, containing a form of BLUE proxy card, with respect to its solicitation of proxies for Xperi’s 2024 Annual Meeting of Stockholders. This communication is not a substitute for any proxy statement or other document that Xperi may file with the SEC in connection with any solicitation by Xperi.

Permission was neither sought nor obtained to quote third parties.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY XPERI AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION.

Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Xperi free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Xperi are also available free of charge by accessing Xperi’s website at www.xperi.com.

Endnotes:

1 Source: FactSet. As of May 10, 2024. “Peers” refers to the comparable public companies referenced during Xperi’s 2022 Investor Day presentation on September 20, 2022, and include Amdocs, Brightcove, Cerence, Dolby Laboratories, Harmonic, Roku and Vizio. Peer data refers to median.

2 Non-GAAP Measures: Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial metrics. Adjusted EBITDA is defined as GAAP Net Income/Loss, less the impact of interest expense, income taxes, stock-based compensation, depreciation expense, amortization of intangible assets, amortization of capitalized cloud computing costs, goodwill impairment, impairment of long-lived assets, and one-time costs associated with transaction, separation, integration or restructuring. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue. Management believes that the non-GAAP measures used in this press release provide investors with important perspectives into the Company’s ongoing business and financial performance and provide an understanding of our core operating results reflecting our normal business operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP.

With respect to Adjusted EBITDA margin, the Company has determined that it is unable to provide a quantitative reconciliation of this forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure with a reasonable degree of confidence in its accuracy without unreasonable effort, as items including restructuring and impacts from discrete tax adjustments and tax law changes are inherently uncertain and depend on various factors, many of which are beyond the Company’s control.

About Xperi Inc.

Xperi invents, develops, and delivers technologies that enable extraordinary experiences. Xperi technologies, delivered via its brands (DTS®, HD Radio™, TiVo®), and by its startup, Perceive, are integrated into billions of consumer devices and media platforms worldwide, powering smart devices, connected cars and entertainment experiences, including IMAX® Enhanced, a certification and licensing program operated by IMAX Corporation and DTS, Inc. Xperi has created a unified ecosystem that reaches highly engaged consumers, driving increased value for partners, customers and consumers.

©2024 Xperi Inc. All Rights Reserved. Xperi, TiVo, DTS, HD Radio, DTS Play-Fi, Perceive and their respective logos are trademark(s) or registered trademark(s) of Xperi Inc. or its subsidiaries in the United States and other countries. IMAX is a registered trademark of IMAX Corporation. All other trademarks and content are the property of their respective owners.

XPER-C

Xperi Investor Contact:

Mike Iburg

VP, Investor Relations

+1 408-321-3827

ir@xperi.com

Media Contact:

Amy Brennan

Senior Director, Corporate Communications

+1 949-518-6846

amy.brennan@xperi.com